UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2007

HILB ROGAL & HOBBS COMPANY

(Exact name of registrant as specified in its charter)

0-15981

(Commission File Number)

Virginia	54-1194795
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

4951 Lake Brook Drive, Suite 500 Glen Allen, Virginia	23060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 747-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Hilb Rogal & Hobbs Company (the “Registrant”) has a Credit Agreement (the “Credit Agreement”) dated April 26, 2006 and subsequently amended, by and between the Registrant, as borrower; the lenders named therein; and Bank of America, N.A., as administrative agent. The Credit Agreement, as amended, provides a revolving credit facility to the Registrant with an aggregate principal amount of $450.0 million (the “Revolving Credit Facility”). The Revolving Credit Facility matures in April 2011 and related borrowings bear interest at variable rates based on LIBOR plus a negotiated spread. Subsequent to the initial borrowing on the closing date, the Registrant has made the following Revolving Credit Facility borrowings:

•	$10.0 million on August 1, 2006

•	$65.0 million on January 2, 2007

•	$20.0 million on July 1, 2007

•	$100.0 million on October 31, 2007.

The Registrant’s primary purpose for the above borrowings has been to assist with the funding of its acquisition program. As of the date of this Current Report on Form 8-K, the Registrant has outstanding Revolving Credit Facility borrowings of $295.6 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILB ROGAL & HOBBS COMPANY
(Registrant)

Date: November 6, 2007	By:	/s/ Michael Dinkins
Michael Dinkins
Executive Vice President and
Chief Financial Officer